EXHIBIT 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Thursday, October 23, 2003

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2004 FINANCIAL RESULTS

SAN DIEGO—October 23, 2003—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the second quarter of fiscal 2004.

Net revenues for the second quarter of fiscal 2004 were $25.1 million, up 22% sequentially from the $20.5 million reported in the first quarter of fiscal 2004. Year over year, net revenues for the second quarter of fiscal 2004 were down 17% from the $30.2 million reported in the second quarter of fiscal 2003.

The net loss for the second quarter of fiscal 2004 on a generally accepted accounting principles (GAAP) basis was $22.9 million or $0.08 per share, compared with a net loss of $53.4 million or $0.18 per share for the first quarter of fiscal 2004 and a net loss of $72.4 million or $0.24 per share for the second quarter of fiscal 2003. The pro forma net loss for the second quarter of fiscal 2004 was reduced to $6.9 million or $0.02 per share, from the pro forma net loss of $9.0 million or $0.03 per share in the first quarter of fiscal 2004 and $11.8 million or $0.04 per share in the second quarter of fiscal 2003.

Net revenues for the six months ended September 30, 2003 were $45.6 million compared to $60.4 million reported for the six months ended September 30, 2002.

The GAAP net loss for the six months ended September 30, 2003 was $76.3 million or $0.25 per share, compared to the net loss of $477.3 million or $1.59 per share for the six months ended September 30, 2002. The pro forma net loss for the six months ended September 30, 2003 was

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$15.9 million or $0.05 per share, compared with the pro forma net loss of $26.6 million or $0.09 per share for the six months ended September 30, 2002.

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “I am encouraged by our financial results this quarter. I am also very excited about the acquisitions we have announced during the second quarter. The pending merger with JNI Corporation represents a tremendous opportunity to diversify our business into storage area networking. In addition, the acquisition of assets and licenses associated with IBM’s PowerPRS Switch Fabric product line complements and strengthens AMCC’s portfolio of switch fabric products with industry-leading technology, established customer relationships and near term revenue.”

Rickey continued, “We continue to expect to achieve synergies from the JNI Corporation and IBM PowerPRS acquisitions. As a result of anticipated savings and reasonable revenue growth assumptions, I expect to finish the March quarter at a run rate that will allow us to be profitable going forward, on a pro forma basis.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: cumulative effect of accounting changes, goodwill and other purchased intangible asset impairment charges, restructuring costs, on-going amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, certain excess inventory charges and benefits, payroll tax effects of certain stock option exercises, and net gains and losses related to strategic equity investments. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of GAAP to pro forma net loss, which quantifies the amounts excluded from pro forma basis results.

Fiscal 2004 Second Quarter Highlights

•	Signed a definitive agreement to acquire JNI Corporation marking AMCC’s entry into the storage area networking (SAN) market. JNI provides Fibre Channel hardware and software products that form critical elements of SANs.

•	Completed the purchase of assets and license of property associated with IBM’s PowerPRS Switch Fabric product line on September 30, 2003. Currently in its fifth generation of products, IBM’s PowerPRS product line is designed into numerous leading OEM platforms that are now in production and ramping to volume.

•	Introduced the S19235 and S19237 transceivers featuring electronic compensation built upon AMCC’s proven 10 Gbps and CMOS expertise. These devices enable OEMs to deliver more integrated capabilities for line card and XFP module applications, while simultaneously driving down overall system power, cost and size.

•	Teamed with IBM, Infineon Technologies, Texas Instruments and Xilinx to announce the creation and promotion of the Unified 10 Gbps Physical-Layer Initiative (UXPi), a program of the IEEE-ISTO. The goal of UXPi is to advocate a common 10 Gbps physical-layer standard across multiple markets, to simplify and accelerate the implementation of next generation 10 Gbps systems.

For More Information

AMCC management will be holding a conference call today, October 23, 2003, at 2:00 pm PDT to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2004 and to provide guidance for the third quarter of fiscal 2004. You may access the conference call via any of the following:

Teleconference:	(719) 457-2658
Conference ID:	779222
Web Broadcast:	http://www.amcc.com
Replay:	(719) 457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets high-performance, high-bandwidth silicon integrated circuits empowering wide area networks. AMCC utilizes a combination of digital, mixed-signal and high-frequency analog design expertise coupled with system-level knowledge and multiple silicon process technologies to offer integrated circuit products that enable the transport of voice and data over fiber optic networks. The Company’s system solution portfolio includes switch fabric, traffic management, network processor, framer/mapper, PHY and PMD devices that address the high-performance needs of the evolving intelligent optical network. AMCC’s corporate headquarters is located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our Web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements, including statements regarding acquisitions and expected synergies therefrom, revenue growth and the Company’s anticipated financial performance, that are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to realize expected synergies associated with the pending merger with JNI Corporation and the acquisition of the PRS product line assets, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, manufacturing capacity and execution, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

($ in thousands)

	September 30, 2003	March 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$955,889	$1,036,140
Accounts receivable, net	11,286	5,634
Inventories	5,475	7,178
Other current assets	15,442	23,623

Total current assets	988,092	1,072,575
Property and equipment, net	52,927	62,035
Other assets	1,153	759
Purchased intangibles	126,731	88,219

Total assets	$1,168,903	$1,223,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,007	$12,689
Other current liabilities	44,599	37,446
Current portion of long-term debt & capital leases	159	1,265

Total current liabilities	56,765	51,400
Stockholders’ equity	1,112,138	1,172,188

Total liabilities and stockholders’ equity	$1,168,903	$1,223,588

Certain year-end amounts have been reclassified to conform with the current period presentation.

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six months Ended
	Sept 30, 2003	June 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
Net revenues	$25,119	$20,515	$30,219	$45,634	$60,374
Cost of revenues	9,485	9,783	16,503	19,268	34,142

Gross profit	15,634	10,732	13,716	26,366	26,232
Operating expenses:
Research and development	26,102	29,126	33,441	55,228	68,938
Selling, general and administrative	11,037	10,362	14,989	21,399	31,315
Stock-based compensation:
Research and development	3,579	9,125	11,413	12,704	52,090
Selling, general and administrative	1,043	3,408	24,104	4,451	50,734
Acquired in-process research and development	5,700	—	—	5,700	—
Impairment of goodwill and other intangible assets	—	—	—	—	204,284
Restructuring costs	—	23,498	3,000	23,498	5,500

Total operating expenses	47,461	75,519	86,947	122,980	412,861

Operating loss	(31,827)	(64,787)	(73,231)	(96,614)	(386,629)
Interest and other income, net	8,919	11,395	795	20,314	11,518

Loss before income taxes	(22,908)	(53,392)	(72,436)	(76,300)	(375,111)
Income tax benefit	—	—	—	—	—

Loss before cumulative effect of accounting change	(22,908)	(53,392)	(72,436)	(76,300)	(375,111)
Cumulative effect of accounting change	—	—	—	—	(102,229)

Net loss	$(22,908)	$(53,392)	$(72,436)	$(76,300)	$(477,340)

Basic and diluted loss per share:
Loss per share before cumulative effect of accounting change	$(0.08)	$(0.18)	$(0.24)	$(0.25)	$(1.25)

Loss per share	$(0.08)	$(0.18)	$(0.24)	$(0.25)	$(1.59)

Weighted average shares	305,195	303,801	300,701	304,498	300,256

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sept 30, 2003	June 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
Net revenues	$25,119	$20,515	$30,219	$45,634	$60,374
Cost of revenues	8,795	7,993	14,513	16,788	29,143

Gross profit	16,324	12,522	15,706	28,846	31,231
Operating expenses:
Research and development	26,099	29,124	33,441	55,223	68,934
Selling, general and administrative	11,036	10,360	14,989	21,396	31,315

Total operating expenses	37,135	39,484	48,430	76,619	100,249

Operating loss	(20,811)	(26,962)	(32,724)	(47,773)	(69,018)
Interest and other income, net	8,919	11,395	12,445	20,314	23,168

Loss before income taxes	(11,892)	(15,567)	(20,279)	(27,459)	(45,850)
Income tax benefit	(4,994)	(6,538)	(8,517)	(11,532)	(19,257)

Net loss	$(6,898)	$(9,029)	$(11,762)	$(15,927)	$(26,593)

Diluted loss per share:
Loss per share	$(0.02)	$(0.03)	$(0.04)	$(0.05)	$(0.09)

Weighted average shares	305,195	303,801	300,701	304,498	300,256

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with GAAP and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET LOSS

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	Sept 30, 2003	June 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
GAAP net loss	$(22,908)	$(53,392)	$(72,436)	$(76,300)	$(477,340)
Adjustments:
Stock-based compensation related to acquired companies	4,793	12,751	35,936	17,544	104,680
Amortization of purchased intangibles	1,572	1,571	1,571	3,143	3,143
Impairments of goodwill and other intangibles	—	—	—	—	204,284
Cumulative effect of accounting change	—	—	—	—	102,229
Restructuring costs	—	23,498	3,000	23,498	5,500
Valuation allowance for strategic equity investments	—	—	11,650	—	11,650
Excess inventory benefit	(1,053)	—	—	(1,053)	—
Acquired in-process research and development	5,700	—	—	5,700	—
Payroll taxes on certain stock option exercises	4	5	—	9	4
Income tax adjustments	4,994	6,538	8,517	11,532	19,257

Total GAAP to pro forma adjustments	16,010	44,363	60,674	60,373	450,747

Pro forma net loss	$(6,898)	$(9,029)	$(11,762)	$(15,927)	$(26,593)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations.

	Three Months Ended			Six Months Ended
	Sept 30, 2003	June 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
GROSS PROFIT:
GAAP gross profit	$15,634	$10,732	$13,716	$26,366	$26,232
Amortization of purchased intangibles	1,572	1,571	1,571	3,143	3,143
Excess inventory charge(benefit)	(1,053)	—	—	(1,053)	—
Stock-based compensation related to acquired companies	171	218	419	389	1,856
Payroll taxes on certain stock option exercises	—	1	—	1	—

Pro forma gross profit	$16,324	$12,522	$15,706	$28,846	$31,231

OPERATING EXPENSES:
GAAP operating expenses	$47,461	$75,519	$86,947	$122,980	$412,861
Acquired in-process research and development	5,700	—	—	5,700	—
Impairment of goodwill and other intangible assets	—	—	—	—	204,284
Stock-based compensation related to acquired companies	4,622	12,533	35,517	17,155	102,824
Restructuring costs	—	23,498	3,000	23,498	5,500
Payroll taxes on certain stock option exercises	4	4	—	8	4

Pro forma operating expenses	$37,135	$39,484	$48,430	$76,619	$100,249

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$8,919	$11,395	$795	$20,314	$11,518
Valuation allowance for strategic equity investments	—	—	11,650	—	11,650

Pro forma other income (expense), net	$8,919	$11,395	$12,445	$20,314	$23,168